                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          SUPERIOR UNIFORM GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                          SUPERIOR UNIFORM GROUP, INC.
                            10099 Seminole Boulevard
                                 P.O. Box 4002
                            Seminole, FL 33775-0002

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                             TO BE HELD MAY 7, 1999

NOTICE IS HEREBY GIVEN that the Annual Meeting of the shareholders of SUPERIOR UNIFORM GROUP, INC., (the "Company") will be held at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida, on May 7, 1999 at 10 A.M. (Local Time) for the following purposes:

         1. To elect seven (7) Directors to hold office until the next annual meeting of shareholders and until their respective successors are duly elected or appointed and qualified;

         2. To ratify the appointment of Deloitte & Touche LLP as independent auditors for the year 1999; and

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

The close of business on March 18, 1999 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment thereof.

                      By Order of the Board of Directors,
Seminole, Florida, March 26, 1999                          ANDREW D. DEMOTT, JR
                                                                      Secretary

-------------------------------------------------------------------------------

                                   IMPORTANT
           TO ENSURE YOUR REPRESENTATION AT THIS MEETING PLEASE MARK,
                 DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
                              PROMPTLY. THANK YOU.

-------------------------------------------------------------------------------

                       This instrument contains 17 pages.

                          SUPERIOR UNIFORM GROUP, INC.
                            10099 SEMINOLE BOULEVARD
                            SEMINOLE, FLORIDA 33772

                            PROXY STATEMENT FOR 1999
                         ANNUAL MEETING OF STOCKHOLDERS

         This Proxy Statement is furnished by the Board of Directors of Superior Uniform Group, Inc. (the "Company") in connection with the solicitation of proxies to be voted at the Company's 1999 Annual Meeting of Stockholders, which will be held at 10:00 a.m. Local Time on May 7, 1999 at the offices of the Company, 10099 Seminole Boulevard, Seminole, Florida (the "Meeting").

         Any proxy delivered pursuant to this solicitation may be revoked, at the option of the person executing the proxy, at any time before it is exercised by delivering a signed revocation to the Company, by submitting a later-dated proxy, or by attending the Meeting in person and casting a ballot. If proxies are signed and returned without voting instructions, the shares represented by the proxies will be voted as recommended by the Board of Directors. Shares that are not voted, either by casting a ballot in person or by returning a signed proxy, by the stockholders or brokers entitled to vote them, or through abstention, will not be considered in the final tabulation.

         The cost of soliciting proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally or by telephone by regular employees of the Company. The Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses in sending proxy materials to their principals and obtaining their proxies. The approximate date on which this Proxy Statement and enclosed form of proxy has been first mailed to stockholders is March 27, 1999.

         The close of business on March 18, 1999 has been designated as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. As of March 3, 1999, 7,847,627 shares of the Company's common stock, par value $.001 per share, (the "Common Stock") were issued and outstanding. Each stockholder will be entitled to one vote for each share of Common Stock registered in his or her name on the books of the Company on the close of business on March 18, 1999 on all matters that come before the Meeting.



                             ELECTION OF DIRECTORS

         The By-Laws of the Company set the size of the Board of Directors at not less than three (3) nor more than eight (8). The Board of Directors currently consists of seven members. Directors hold their positions until the Meeting at which time the term expires, after their respective successors are elected and qualified.

         The Board of Directors recommends that seven (7) Directors be elected at the Meeting to hold office until the Company's annual meeting in 1999 and until their successors shall be duly elected and qualified or until their earlier resignation, removal from office, or death. The Board of Directors unanimously recommends that you vote "FOR" the reelection of Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Saul Schechter, Peter Benstock, Manuel Gaetan, Ph.D. and Sidney Kirschner, as Directors, to serve the term as described above. See "Management - Directors and Executive Officers" and "Certain Transactions" for further information on such nominees. In the event any of the nominees should be unable to serve, which is not anticipated, the proxy committee, which consists of Directors Gerald M. Benstock, Alan D. Schwartz and Saul Schechter, will vote for such other person or persons for the office of Director as the Board of Directors may recommend.

         Shareholders may vote for up to seven (7) nominees and the seven (7) nominees receiving the highest number of votes shall be elected. Shareholders may not vote cumulatively in the election of Directors.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

         The following table sets forth the names and ages of the Directors and executive officers and the positions they hold with the Company. Executive officers serve at the pleasure of the Board of Directors.



             NAME                    AGE                            POSITION
----------------------------------  -----  ----------------------------------------------------
Gerald M. Benstock                   68    Chairman, Chief Executive Officer, Director and a
                                           member of the Executive Committee.

Alan D. Schwartz                     48    Co-President, Director and a member of the Executive
                                           Committee.

Michael Benstock                     43    Co-President, Director and a member of the Executive
                                           Committee.

Saul Schechter                       65    Executive Vice President, Director and a member of
                                           the Executive Committee.

Peter Benstock                       37    Senior Vice President, Director and a member of the
                                           Executive Committee.

Manuel Gaetan, Ph.D.                 61    Director and a member of the Audit, Stock Option and
                                           Compensation Committees.

Sidney Kirschner                     64    Director and a member of the Audit, Stock Option and
                                           Compensation Committees.

Andrew D. Demott, Jr.                35    Vice President, Treasurer, Chief Financial Officer
                                           and Secretary.


         Gerald M. Benstock is the Chairman of the Board of Directors and Chief Executive Officer of the Company. Mr. Benstock has served in these positions for more than the past 5 years, and prior to May 1, 1992, served as President of the Company. Mr. Benstock also has served as a Director of the Company since 1951.

         Alan D. Schwartz has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Schwartz served as Executive Vice President. Mr. Schwartz has also served as a Director of the Company since 1981.

         Michael Benstock has served as Co-President of the Company since May 1, 1992. Prior to such date, Mr. Benstock served as Executive Vice President of the Company. Mr. Benstock has also been a Director of the Company since 1985.

         Saul Schechter has served as Executive Vice President for more than the past 5 years and has been a Director of the Company since 1957.

         Peter Benstock has served as Senior Vice President since February 7, 1994, formerly Vice President of the Company since May 2, 1990. Mr. Benstock has also been a Director of the Company since 1990.

         Manuel Gaetan, Ph.D., has been a Director of the Company since November 7, 1991. He is President and Chief Executive Officer of MGR Enterprises, Inc. Prior thereto, Dr. Gaetan was President and C.E.O. of Bobbin Blenheim, Inc.

         Sidney Kirschner has been a Director of the Company since September 25, 1996. He has been President and Chief Executive Officer of Northside Hospital, Inc. since 1992. Prior thereto, he served as Chairman of the Board, President and Chief Executive Officer of National Service Industries, Inc. He also currently serves as a director of Fortune Brands, Inc.

         Andrew D. Demott, Jr. has served as Vice President, Chief Financial Officer and Treasurer since June 15, 1998. Mr. Demott also has served as Secretary since July 31, 1998. Prior to such dates, Mr. Demott served as an Audit Senior Manager with Deloitte & Touche, LLP since September 1995. Prior to that date, Mr. Demott was an Audit Manager with Deloitte & Touche LLP since September 1992.

         No family relationships exist between the Company's Directors, nominees and executive officers, except that Michael Benstock and Peter Benstock are sons of Gerald M. Benstock, and Alan D. Schwartz is his son-in-law. There are no arrangements or understandings between any Director or nominee and any other person concerning service or nomination as a Director.

         The Board has Executive, Audit, Stock Option and Compensation Committees; it does not have a Nominating Committee. The entire Board of Directors functions as a Nominating Committee, and the Board will consider any written recommendations from shareholders for positions on the Board of Directors. Nominations from shareholders should be directed in writing to the Secretary of the Company.

         The current members of the Executive Committee are Messrs. Gerald M. Benstock, Alan D. Schwartz, Michael Benstock, Peter Benstock and Saul Schechter. The current members of the Audit, Stock Option and Compensation Committees are Messrs Manuel Gaetan, Ph.D. and Sidney Kirschner.

         The Board of Directors held four meetings during 1998. Directors are compensated on the basis of $1,250 quarterly and $1,000 per meeting attended; Directors attending Audit or Compensation Committee meetings on a day other than the day of the Directors' meeting receive $300 per meeting of such Committee.

         Directors who are full-time employees of the Company receive no extra compensation for their services as Directors.

         The Executive Committee is authorized to act in place of the Board of Directors during periods between Board meetings. It met thirteen times during the year.

         The Audit Committee held two meetings in 1998. Its principal functions are: recommending to the Board of Directors engagement or discharge of independent auditors; reviewing with independent auditors plans for and results of the audit engagement; considering the degree of independence of the auditors; considering the range of audit fees; and reviewing the scope, adequacy and the results of the Company's internal auditing procedures and accounting controls.

         The Compensation Committee met twice during the year. Its principal function is to make recommendations to the Board of Directors with respect to the compensation of officers and Directors.

         The Stock Option Committee met twice during the year. Its principal function is to make recommendations to the Board of Directors with respect to the granting of incentive stock options to officers and key employees.

         In 1998, each incumbent Director attended a least 75% of all meetings of the Board and of each committee for which he was a member.

         See "Certain Transactions" for additional information on certain members of management.

SECURITY OWNERSHIP OF MANAGEMENT AND OTHERS

         The following table sets forth, as of December 31, 1998, information as to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company having beneficial ownership of more than 5% of the Company's Common Stock, (ii) each Director, (iii) each executive officer and
(iv) all Directors and executive officers as a group:


                 SECURITY OWNERSHIP
-------------------------------------------------------------------------------------------------------------------
                                                         Amount and Nature of Beneficial              Percent of
Name and Address of Beneficial Owner                               Ownership(1)                         Class
-------------------------------------------------------------------------------------------------------------------

Gerald M. Benstock and Mochelle A. Stettner,                   1,248,208 (2)                            15.91%
as Trustees under Will of
David L. Benstock
2331 Lehigh Parkway North
Allentown, Pennsylvania  18130

Gerald M. Benstock                                               978,364 (2)(3)(7)                      12.47%
10099 Seminole Blvd.
Seminole, FL  33772

Gerald M. Benstock and Mochelle A. Stettner                      783,324                                 9.98%
as Sole Beneficiary and Trustee,
Respectively, of the GMB Trust
2331 Lehigh Parkway N.
Allentown, PA  18130

Dimensional Fund Advisors, Inc.                                  605,100 (4)                             7.71%
1299 Ocean Avenue
Santa Monica, California  90401

Ryback Management Corporation                                    537,600 (5)                             6.80%
7711 Carondelet Ave., Box 16900
St. Louis, Missouri  63105

T. Rowe Price Associates, Inc.                                   456,000 (6)                             5.80%
100 East Pratt Street
Baltimore, Maryland 21202

Franklin Advisers                                                446,000 (7)                             5.70%
777 Mariner's Island Blvd.
San Mateo, CA

Alan D. Schwartz                                                 193,756 (8)                             2.47%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Michael Benstock
10099 Seminole Boulevard
Seminole, Florida 33772-2539                                     191,722 (8)                             2.44%

Saul Schechter                                                   163,340 (8)                             2.08%
10099 Seminole Boulevard
Seminole, Florida 33772-2539


Peter Benstock                                                   135,835 (8)                            1.73%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Sidney Kirschner                                                   1,000 (8)                            0.01%
10099 Seminole Boulevard
Seminole, Florida 33772-2539

Manuel Gaetan, Ph.D.                                                 900 (8)                            0.01%
10099 Seminole Blvd.
Seminole, Florida 33772-2539

All Directors and Executive Officers as                        2,876,375 (1)(2)(3)(7)                  36.66%
a Group (7 persons)

--------------

(1) Except as otherwise indicated, all shares are individually held of record with sole voting and investment power or held of record by relative(s) of the named shareholder and the named shareholder has sole or shared voting and investment power.

(2) Gerald M. Benstock and the trusts under will of David L. Benstock may be deemed "associates" as that term is defined in the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended. Mr. Benstock and his sister are co-trustees and remaindermen of the trusts under will of David L. Benstock (their father); the extent of their beneficial interest in or ownership of the Company Common Shares owned by the trusts is indeterminable at present. None of the shares held by Mr. Benstock and his sister as trustees are included in the listing for Mr. Benstock.

(3) Includes 74,240 shares held of record by Mr. Benstock's wife and 84,050 shares held by two trusts in which Mr. Benstock is the trustee and has sole investment power and 783,324 shares in a trust in which Mr. Benstock is the sole beneficiary.

(4) According to a Schedule 13G filed with the Commission, Dimensional Fund Advisors, Inc. ("Dimensional"), an investment advisor registered under
    Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment vehicles are the "Portfolios"). In its role as investment advisor and investment manager, Dimensional possesses both voting and investment power over the securities of the Issuer described in this schedule that are owned by the Portfolios. All securities reported in this schedule are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.


(5) According to a Schedule 13G filed with the Commission, Ryback Management

    Corporation ("Ryback"), a registered investment advisor, is deemed to have beneficial ownership of 537,600 shares; all such shares are held in the portfolio of Lindner Growth Fund, a registered investment company. Ryback has sole power to vote and sole disposition power for all shares.

(6) According to a Schedule 13G filed with the Commission, these securities are owned by various individual and institutional investors including the T. Rowe Price Small Cap Value Fund, which owns 401,000 shares, representing 5.1% of the shares outstanding), which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(7) According to a Schedule 13G filed with the Commission, Franklin Resources, Inc. ("Franklin"), a registered investment advisor, is deemed to have beneficial ownership of 446,000 shares; all such shares are held in the portfolio of Franklin Advisory Services, Inc. Franklin has sole power to vote and sole disposition power for all shares.

(8) The share ownership given for each of the above includes options, some expiring in 1999, 2000, 2001, 2002 and the balance in 2003, as follows: Mr.
    G. M. Benstock - 35,750 shares; Mr. Schwartz - 32,000 shares; Mr. M. Benstock - 32,000 shares; Mr. Schechter - 34,000 shares; Mr. P. Benstock - 27,250 shares, Dr. Manuel Gaetan - 900 shares and Mr. Sidney Kirschner - 1,000 shares.

COMPENSATION OF EXECUTIVE OFFICERS

The following table is a summary of the compensation paid or accrued by the Company for the last three fiscal years, for services in all capacities to the Chief Executive Officer and the four other executive officers of the Company who were most highly compensated in the last year.


SUMMARY COMPENSATION TABLE


                                               ANNUAL COMPENSATION
                                     ----------------------------------------
                                                                                       LONG TERM
                                                                 OTHER ANNUAL        COMPENSATION            OTHER
NAME AND                                           BONUS         COMPENSATION            AWARDS           COMPENSATION
PRINCIPAL POSITION           YEAR    SALARY ($)    ($)(1)           ($)(2)           OPTIONS (3)(#)          ($)(4)
-------------------          ----    ----------    --------      ------------        --------------       ------------
Gerald M. Benstock,          1998    $201,500      $ 90,000        $11,750            5,500 shares         $283,780
Chairman and CEO             1997     201,500        80,000         11,750            6,600 shares          282,140
                             1996     201,500        67,000          6,085            8,850 shares          284,400

Alan D. Schwartz,            1998     240,000        90,000            735            6,000 shares             -
Co-President                 1997     230,000        92,000            735            7,250 shares             -
                             1996     215,543        80,000            735            9,750 shares             -



Michael Benstock,            1998     230,000        90,000            735            6,000 shares             -
Co-President                 1997     217,500        92,000            735            7,250 shares             -
                             1996     200,244        80,000            735            9,750 shares             -

Saul Schechter,              1998     204,500        70,000            735            5,000 shares             -
Executive Vice President     1997     196,500        79,000            735            6,000 shares             -
                             1996     187,680        55,000            735            8,000 shares             -

Peter Benstock,              1998     155,000        75,000            735            6,000 shares             -
Senior Vice President        1997     140,000        75,000            735            7,250 shares             -
                             1996     120,683        65,000            735            8,000 shares             -

(1) Cash bonus payments pursuant to an officers bonus pool as determined by the Compensation Committee and described further in the Report of the Compensation Committee and Stock Option Committee beginning on page 10 of the Proxy Statement.

(2) Automobile allowance provided to executive officers.

(3) Options granted in 1996, 1997 and 1998 were for a period of five years expiring on February 8, 2001, February 6, 2002, and February 5, 2003, respectively, issued under the Company's 1993 Incentive Stock Option Plan.

(4) The Company paid these net premiums under a Split-Dollar Life Insurance Agreement on behalf of Gerald M. Benstock for the benefit of the Benstock Family Insurance Trust. On January 14, 1991, the Company entered into a Split-Dollar Life Insurance Agreement (the "Agreement") with the Benstock Family Insurance Trust, Michael Benstock and Alan D. Schwartz, Trustees (the "Trust"), pursuant to which the Company has agreed to advance certain sums to the Trust, without interest, to be used to pay the premiums on a life insurance policy obtained from Phoenix Home Life Mutual Insurance Company in the amount of $10,000,000 on the lives of Gerald M. Benstock and
    M. Joan Benstock, his spouse. In 1993, an additional $2,000,000 was added to the trust under an insurance policy from Massachusetts Mutual Life Ins. Co. on the life of Gerald M. Benstock. The Trust was established and the policies obtained for estate planning purposes. Under the terms of the Agreement, the Company is obligated to advance that portion of the premium relating to Mr. Benstock, individually, so long as such premiums are payable under the policy. As of December 31, 1998, the Company had advanced $283,780 in aggregate for 1998 to the Trust. The Trust has assigned to the Company its interest in the policy as security for repayment of advances. Advances are repayable only upon (1) the death of the survivor of Mr. Benstock and his spouse, (2) the surrender of the policy by the Trust, or
    (3) the termination of the Agreement prior to the death of Mr. Benstock and his spouse.

         The following table details stock option grants made by the Company to the Chief

Executive Officer and the four other most highly compensated executive officers of the Company.


STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                                                                   Potential Realizable
                                                                                   Value at Assumed Annual
                                                                                   Rates of Stock Price
                                                                                   Appreciation for Option
                                                                                   Term (1)
                                Individual Grants

         (a)                  (b)           (c)          (d)           (e)            (f)            (g)
--------------------       ---------     ----------    --------    -----------     ----------     ----------
                                         % of
                           # of          Total
                           Securities    Options
                           Underlying    Granted to    Exercise
                           Options       Employees     or Base
                           Granted       in Fiscal     Price       Expiration
Name                       (#) (2)       Year          ($/Sh.)     Date              5% ($)        10% ($)
--------------------       ---------     ----------    --------    -----------     ----------     ----------
Gerald M. Benstock            5,500         4.1%        $18.15      2/5/2003        115,822        146,154

Alan D. Schwartz              6,000         4.4%         16.50      2/5/2003        126,352        159,440

Michael Benstock              6,000         4.4%         16.50      2/5/2003        126,352        159,440

Saul Schechter                5,000         3.7%         16.50      2/5/2003        105,293        132,867

Peter Benstock                6,000         4.4%         16.50      2/5/2003        126,352        159,440


---------------

(1) Based on five year option term and annual compounding. The 5% and 10% calculations are set forth in compliance with the Security and Exchange Commission rules. The Company does not necessarily believe that the appreciation calculations in compliance with the rules are indicative of future stock option values.

(2) The grants described in this column were granted by the Company in 1998 pursuant to the Company's 1993 Stock Option Plan. The executive officers are considered for stock option grants by the Stock Option Committee on the same basis as all other employees of the Company. The grants are exercisable until February 5, 2003.

         The following table details aggregated stock option exercises in 1998 and stock option values as of December 31, 1998 for unexercised stock options held by the Chief Executive Officer and the four other most highly compensated executive officers of the Company.

                   AGGREGATED STOCK OPTION EXERCISES IN 1998
                AND STOCK OPTION VALUES AS OF DECEMBER 31, 1998


                                                                                                        VALUE OF UNEXERCISED
                               SHARES                                 NUMBER OF UNEXERCISED        IN-THE-MONEY OPTIONS AT FY-END
                            ACQUIRED ON                               OPTIONS AT FY-END (#)                    ($)(1)
NAME                        EXERCISE (#)       VALUE REALIZED ($)         EXERCISABLE                        EXERCISABLE
-------------------         ------------       ------------------     ---------------------        ------------------------------

Gerald M. Benstock               -                    -                       5,500                                -
                                 -                    -                       6,600                                -
                                 -                    -                       8,850                             28,497
                                 -                    -                       8,200                             21,894
                                                                              6,600                                -

Alan D. Schwartz                 -                    -                       6,000                                -
                                 -                    -                       7,250                              5,438
                                 -                    -                       9,750                             41,438
                                                                              9,000                             33,750

Michael Benstock                 -                    -                       6,000                                -
                                 -                    -                       7,250                              5,438
                                 -                    -                       9,750                             41,438
                                                                              9,000                             33,750

Saul Schechter                   -                    -                       5,000                                -
                                 -                    -                       6,000                              4,500
                                 -                    -                       8,000                             34,000
                                 -                    -                       9,000                             33,750
                                                                              6,000                              4,500

Peter Benstock                   -                    -                       6,000                                -
                                 -                    -                       7,250                              5,438
                                 -                    -                       8,000                             34,000
                                 -                    -                       6,000                             22,500

--------------

(1) At fiscal year end December 31, 1998, the closing stock price was $14.50 per share on the American Stock Exchange. The numbers shown reflect the value of unexercised options accumulated between 1994 and 1998. The stock options described are options granted under the Company's 1993 Stock Option Plan.

Since 1942, the Company has had a retirement plan (the "Basic Plan") which has been qualified under the Internal Revenue Code. The Basic Plan is a "defined benefit" plan, with benefits normally beginning at age 65, is non-contributory by an employee, and the Company's contributions are not allocated to the account of any particular employee. All employees of the Company (except employees included in a retirement plan negotiated as part of a union contract) are eligible to participate in the Basic Plan. The Company also commenced effective November 1, 1994, the Superior Uniform Group, Inc. Supplemental Pension Plan (the "Supplemental Plan") available to certain eligible employees of the Company. Retirement benefits available under the Supplemental Plan are based on the same provisions as in the qualified plan but ignore the salary limitations imposed by the Internal Revenue Service ($160,000 in 1998). Accordingly, all eligible employees, regardless of earnings, will receive exactly the same formula distribution upon retirement. The following table shows estimated annual retirement benefits for the Basic Plan and Supplemental Plan (the "Plan") combined, which are payable to employees of the Company upon retirement in specified compensation and years of service classifications.



PENSION PLAN TABLE

                                TOTAL YEARS OF SERVICE AT RETIREMENT (AGE 65 IN 2004)
                              --------------------------------------------------------
REMUNERATION                    10             15               20          25 OR MORE
------------                  -------        -------         --------       ----------

(1999)

$125,000                      $13,590        $20,385         $ 27,181       $ 33,976

 150,000                       16,840         25,260           33,681         42,101

 175,000                       20,090         30,135           40,181         50,226

 200,000                       23,340         35,010           46,681         58,351

 225,000                       26,590         39,885           53,181         66,476

 250,000                       29,840         44,760           59,681         74,601

 300,000                       36,340         54,510           72,681         90,851

 350,000                       42,840         64,260           85,681        107,101

 400,000                       49,340         74,010           98,681        123,351

 450,000                       55,840         83,760          111,681        139,601

 500,000                       62,340         93,510          124,681        155,851


         The above table shows a projected annual single life annuity with annual retirement benefits which would accrue for various periods of employment at various compensation levels, assuming constant earnings in all future years, continuous employment until age 65, and no change in 1998 Covered Compensation Level. The Plan provides benefits based on years of service and earnings above and below the covered Compensation Base. The normal monthly retirement benefit is 17.5% of an employee's average monthly compensation during the highest paid five years of the ten years immediately preceding retirement up to his Covered Compensation Base plus 32.5% of such average monthly compensation in excess of his Covered Compensation Base, reduced in the event such employee has less than 25 years of service. An employee's compensation includes over-time pay, commissions and any bonus received and therefore includes executive officers compensation as described in Salary and Bonus in the Summary Compensation Table shown above. Of the five most highly compensated executive officers, Mr. G. Benstock and Mr. Schechter have the maximum years of service credited and Mr. Schwartz, Mr. M. Benstock and Mr. P. Benstock have 24, 20 and 16 years service respectively credited under the Plan. The Basic Plan was amended as of November 1, 1989. Prior to the amendment, the Basic Plan provided benefits based on years of service and earnings in excess of the Covered Compensation Base (the wage bases on which maximum Social Security taxes are payable). Benefits accrued to November 1, 1989, under the Basic Plan prior to the recent amendment would be paid, if higher than the sums set forth above.

        REPORT OF THE COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE

         The information contained in this section and the following "Performance Graph" are not deemed to be "soliciting material" or to be "filed" with the Commission or subject to Regulation 14A under the Securities Exchange Act of 1934, or to the liabilities of Section 18 of the Securities Exchange Act of 1934.

         The following report was prepared by independent Directors Sidney Kirschner and Manuel Gaetan, Ph.D., as the members of the Company's Compensation Committee and Stock Option Committee:

         Annual compensation (other than stock option grants) for the executive officers of the Company are determined by the Compensation Committee of the Company. Stock option grants will be made pursuant to the Company's 1993 Incentive Stock Option Plan, at the discretion of the Stock Option Committee, to the Company's officers and other key employees. The usual components of the annual compensation paid to all of the Company's executive officers are (i) base salary; (ii) a cash bonus awarded pursuant to an informal bonus pool arrangement for Company officers as established by the Compensation Committee;
(iii) allocations of contributions made by the Company to the respective accounts of the executive officers under its pension plans; (iv) stock option grants awarded by the Stock Option Committee; (v) a car allowance; and (vi) for the Chief Executive Officer, advances pursuant to the Split Dollar Insurance arrangement described in footnote 4 of the summary compensation table of this Proxy Statement. Each of these components of annual compensation are determined based upon a variety of factors, most of which are subjective.

         The base salaries of the Chief Executive Officer and all other executive officers of the Company are determined each year by the Compensation Committee based on factors and criteria consisting of comparison of similarly situated officers of similar companies, comparison of similarly situated officers of companies of similar size in the locale of the Company, years of service, assigned responsibilities, individual performance, growth of the Company, profitability of the Company and increases in the cost of living. In this connection, each year the Compensation Committee determines, after consultation with the Chief Executive Officer and other executive officers, an overall goal by which the aggregate amount of base salary increases for all employees of the Company, including the Chief Executive Officer and all other executive officers are not generally exceeded. Within such overall goal, individual allocations are then made within each department of the Company such that the aggregate base salaries paid to each member of that department generally comply with the target levels for that department. Generally, the same allocations within the same overall goal is made by the Compensation Committee with respect to the Chief Executive Officer and the other executive officers of the Company.

         During the first quarter of each fiscal year of the Company, the Compensation Committee establishes the guidelines for an informal bonus pool in which the Chief Executive Officer, all executive officers and all corporate managers are entitled to participate with a bonus, based upon varying percentages of the base salaries of all executive officers and all corporate managers of the Company, linked to annual pre-tax earnings as a percentage of annual net sales on a graduated basis. Individual allocations are then made by the Compensation Committee with respect to all executive officers of the Company, including the Chief Executive Officer. Criteria and factors for the individual allocations are based on responsibilities, individual performance and direct and indirect contribution to the profitability of the Company.

         Inasmuch as each of the Company's pension plans cover all full-time employees (as defined in the Plan) of the Company, awards to all the executive officers under such plan are made on the same basis as are awards of all other participants.

         Stock option grants to all executive officers and other key employees of the Company, including the Chief Executive Officer, are made at the discretion of the Stock Option Committee pursuant to the Company's Stock Option Plan. Factors and criteria used by the Stock Option Committee in the award of stock options included individual responsibilities, individual productivity, individual performance, direct and indirect contribution to the profitability of the Company. Any benefits derived from each stock option granted under the Stock Option Plan is directly attributable to any future increase in the value of the Company's common stock.

         The automobile allowance awarded to each of the 4 most highly compensated executive officers of the Company has remained similar for the last 3 fiscal years of the Company. The automobile allowance is relatively minimal and is the same for each such executive officer. The allowance awarded to the Chief Executive Officer recognizes the title, function and responsibilities of the Chief Executive Officer and the manner in which he represents the Company.

         Except with respect to the car allowance and the advances made annually to the split dollar insurance arrangement on behalf of the Chief Executive Officer, all other annual compensation awarded to the Chief Executive Officer was done on a similar basis, and with similar factors and criteria, as employed with respect to all other executive officers of the Company.

BY:  Manuel Gaetan, Ph.D., and Sidney Kirschner

PERFORMANCE GRAPH

         COMPARISON OF FIVE YEAR CUMULATIVE RETURN* AMONG SUPERIOR UNIFORM GROUP, INC., S&P 500 INDEX AND S&P TEXTILE APPAREL MANUFACTURERS INDEX**


         The following graph, based on data provided by Standard & Poor, shows changes in the value of $100 invested in December 31, 1993 of: (a) shares of Company common stock; (b) the S&P 500 Index; and (c) the S&P Textile Apparel Manufacturers Index. Total shareholder returns from each investment can be calculated from the year-end investment values shown in the table beneath the graph provided below.

 [THE FOLLOWING TABLE WAS REPRESENTED BY A LINE GRAPH IN THE PRINTED MATERIAL]

COMPANY/INDEX               DEC 1993    DEC 1994    DEC 1995    DEC 1996    DEC 1997    DEC 1998
-------------               --------    --------    --------    --------    --------    --------

Superior Uniform Group         100        79.93       63.62       92.23      112.97      105.96
S&P 500 Index                  100       101.32      139.40      171.40      228.59      293.91
Textiles (Apparel)             100        97.94      109.99      151.12      162.97      141.04


---------------

*     Total return assumes reinvestment of dividends.

**    Fiscal year ending December 31st.

Note: The stock price performance shown on the graph above is not necessarily indicative of future price performance.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         The members of the Company's Compensation Committee and the Stock Option Committee are Sidney Kirschner and Manuel Gaetan, Ph.D. Neither individual has at any time been an officer of the Company.

CERTAIN TRANSACTIONS

         As authorized by Section 607.0850(12) of the Florida Business Corporation Act, the Company maintains insurance to indemnify it and its Directors and officers from certain liabilities to the extent permitted by law; such insurance is in the face amount of $10,000,000 with Federal Insurance Company, under contract dated August 27, 1997 at an annual premium of $84,375. No sums have been paid or sought under any such indemnification insurance.



COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms and reports filed with the Company by such persons, all such Section 16(a) filing requirements were complied with in 1998.



                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         The Board of Directors has, subject to ratification by the Company's shareholders, appointed Deloitte & Touche LLP, independent certified public accountants, to audit the financial statements of the Company for the year ending December 31, 1999; said firm has served as the Company's auditors for more than 30 years. The appointment was made on the recommendation of the Audit Committee.

         The Company expects representatives of Deloitte & Touche LLP to be present at and available to respond to appropriate questions at the Annual Meeting. Representatives of Deloitte & Touche LLP will have the opportunity to make a statement if they so desire.

         Stockholder ratification of the Company's independent certified public accountants is not required by the Company's By-Laws or otherwise. The Board of Directors has elected to seek such ratification as a matter of good corporate practice and unanimously recommends a vote "FOR" such ratification of the appointment of Deloitte & Touche LLP, independent certified public accountants, to serve as the Company's auditors for the year 1999. If the shareholders do not ratify this appointment, the Audit Committee will consider recommending to the Board of Directors the appointment of other auditors.

                                 OTHER BUSINESS

         Management of the Company does not know of any other business that may be presented at the Meeting. If any matter not described herein should be presented for stockholder action at the Meeting, the persons named in the enclosed Proxy will vote the shares represented thereby in accordance with their best judgment.

                           STOCKHOLDER PROPOSALS FOR
                    PRESENTATION AT THE 2000 ANNUAL MEETING

         If a shareholder desires to present a proposal for action at the annual meeting of shareholders to be held in 2000, and such proposal conforms to the rules and regulations of the Securities and Exchange Commission and is in accordance with other federal laws as well as the laws of the State of Florida, such proposal must be received by the Company by November 30, 1999, to be included in the Company's Proxy Statement and proxy for such 2000 meeting.

                                         By Order of the Board of Directors


                                         /s/ Andrew D. Demott, Jr.
                                         -------------------------------------
                                             ANDREW D. DEMOTT, JR.
                                             Secretary

Dated:  March 26, 1999

                          SUPERIOR UNIFORM GROUP, INC.

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


The undersigned hereby appoints GERALD M. BENSTOCK, SAUL SCHECHTER, and ALAN D. SCHWARTZ, or any one of them, as proxies with full power of substitution, to represent and to vote the shares of the undersigned at the Annual Meeting of Shareholders to be held at 10 A.M. (local time) on Friday, May 7, 1999 at the offices of the Company, 10099 Seminole Blvd., Seminole, Florida, and at any adjournment or postponement thereof, as instructed on the reverse side.



                          (Continued on reverse side)


                             [FOLD AND DETACH HERE]

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
                                                                            Please mark your
                                                                            votes as indicated  [X]
                                                                            in this example

PROPOSAL 1. To elect seven Directors as set forth in the Proxy Statement:

FOR all nominees              WITHHOLD           Nominees: Gerald M. Benstock, Alan D. Schwartz, Michael Benstock,
listed to the right           AUTHORITY          Saul Schechter, Peter Benstock, Manual Gaetan and Sidney Kirschner.
(except as marked     to vote for all nominees
 to the contrary)       listed to the right      (Instructions: To withhold authority to vote for any        Please check this box
       [ ]                       [ ]             individual nominee(s), write that nominee's name on         if you plan to attend
                                                 the space provided below.)                                  the Annual Meeting of
                                                 -----------------------------------------------------       Shareholders   [ ]
PROPOSAL 2. To ratify the appointment of         OTHER BUSINESS. The proxies are authorized to vote in their discretion upon such
Deloitte & Touche LLP as the Company's           other business as may properly come before the meeting and any adjournment or
independent auditors for the year 1999.          postponement thereof.

     FOR     AGAINST     ABSTAIN                 This proxy when properly executed will be voted in the manner directed herein
     [ ]        [ ]        [ ]                   by the undersigned. If not otherwise specified, this proxy will be voted FOR
                                                 Proposals 1 and 2.

                                                                                 Note: Please sign your name exactly as it appears
                                                                                 herein. When signing as attorney, executor,
                                                                                 administrator, trustee, guardian or corporate
                                                                                 officer, please give your full title as such.

                                                                                 -------------------------------------------------
                                                                                 Signature

                                                                                 -------------------------------------------------
                                                                                 Signature

                                                                                 Date:                                      19
                                                                                      -------------------------------------   ----

                                                                                 Please sign, date and return this proxy promptly
                                                                                 in the enclosed business reply envelope.

                             [FOLD AND DETACH HERE]